UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2015

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2015, PennyMac Financial Services, Inc. (the “Company”), through its indirect controlled subsidiary, PennyMac Loan Services, LLC (“PLS”), entered into an amendment to its master repurchase agreement, dated July 2, 2013, by and among Morgan Stanley Bank, N.A. (“Morgan Stanley”), on the one hand, and PLS, on the other hand (the “Repurchase Agreement”).

Pursuant to the terms of the Repurchase Agreement, PLS, may sell, and later repurchase, newly originated mortgage loans. The Repurchase Agreement is generally used to fund newly originated mortgage loans that are originated through PLS’s consumer direct lending channel or purchased from correspondent lenders through a subsidiary of PennyMac Mortgage Investment Trust and, in either case, held by PLS pending sale and/or securitization. The obligations of PLS are fully guaranteed by Private National Mortgage Acceptance Company, LLC (“PNMAC”). The Company is a holding corporation and its sole investment is an equity interest in PNMAC.

Under the terms of the amendment, (i) the maximum aggregate purchase price provided for in the Repurchase Agreement was temporarily increased from $200 million to $300 million, until December 1, 2015, with such $100 million increase on an uncommitted basis, (ii) PLS is required to maintain a minimum tangible net worth of $200 million effective July 27, 2015, and (iii) the termination date has been extended to July 26, 2016.

The Company, through PLS, is required to pay Morgan Stanley a commitment fee relating to the one-year renewal, as well as certain other costs and expenses associated with the preparation of the amendment. All other terms and conditions of the Repurchase Agreement remain the same in all material respects.

The foregoing description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1, and the full text of the Repurchase Agreement, which was filed as Exhibit 1.1 to the Registrant’s Current Report on Form 8-K as filed with the SEC on July 8, 2013, and any amendments to the Repurchase Agreement filed thereafter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment Number Five to the Master Repurchase Agreement, dated as of July 27, 2015, among PennyMac Loan Services, LLC, Morgan Stanley Bank, N.A. and Morgan Stanley Mortgage Capital Holdings LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: July 30, 2015	By:	/s/ Anne D. McCallion
Anne D. McCallion Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number Five to the Master Repurchase Agreement, dated as of July 27, 2015, among PennyMac Loan Services, LLC, Morgan Stanley Bank, N.A. and Morgan Stanley Mortgage Capital Holdings LLC

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